
<ARTICLE> 6

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<INVESTMENTS-AT-COST>                            22100
<INVESTMENTS-AT-VALUE>                           30963
<RECEIVABLES>                                        0
<ASSETS-OTHER>                                       4
<OTHER-ITEMS-ASSETS>                              2256
<TOTAL-ASSETS>                                   33223
<PAYABLE-FOR-SECURITIES>                          3283
<SENIOR-LONG-TERM-DEBT>                              0
<OTHER-ITEMS-LIABILITIES>                         3691
<TOTAL-LIABILITIES>                               6974
<SENIOR-EQUITY>                                      0
<PAID-IN-CAPITAL-COMMON>                             0
<SHARES-COMMON-STOCK>                             1050
<SHARES-COMMON-PRIOR>                              861
<ACCUMULATED-NII-CURRENT>                            0<F1>
<OVERDISTRIBUTION-NII>                               0
<ACCUMULATED-NET-GAINS>                              0
<OVERDISTRIBUTION-GAINS>                             0
<ACCUM-APPREC-OR-DEPREC>                          9455
<NET-ASSETS>                                     26249
<DIVIDEND-INCOME>                                  504
<INTEREST-INCOME>                                   98
<OTHER-INCOME>                                       0
<EXPENSES-NET>                                     769
<NET-INVESTMENT-INCOME>                          (167)
<REALIZED-GAINS-CURRENT>                            53
<APPREC-INCREASE-CURRENT>                         4703
<NET-CHANGE-FROM-OPS>                             4756
<EQUALIZATION>                                       0
<DISTRIBUTIONS-OF-INCOME>                            0
<DISTRIBUTIONS-OF-GAINS>                             0
<DISTRIBUTIONS-OTHER>                           (1306)<F2>
<NUMBER-OF-SHARES-SOLD>                            189
<NUMBER-OF-SHARES-REDEEMED>                         52
<SHARES-REINVESTED>                                184<F3>
<NET-CHANGE-IN-ASSETS>                            4733
<ACCUMULATED-NII-PRIOR>                              0
<ACCUMULATED-GAINS-PRIOR>                            0
<OVERDISTRIB-NII-PRIOR>                              0
<OVERDIST-NET-GAINS-PRIOR>                           0
<GROSS-ADVISORY-FEES>                                0
<INTEREST-EXPENSE>                                 456
<GROSS-EXPENSE>                                    769
<AVERAGE-NET-ASSETS>                             24813
<PER-SHARE-NAV-BEGIN>                            25000
<PER-SHARE-NII>                                      0<F4>
<PER-SHARE-GAIN-APPREC>                              0<F4>
<PER-SHARE-DIVIDEND>                                 0<F4>
<PER-SHARE-DISTRIBUTIONS>                            0<F4>
<RETURNS-OF-CAPITAL>                                 0<F5>
<PER-SHARE-NAV-END>                              25000
<EXPENSE-RATIO>                                   3.10

<F1>This item is not applicable to Financial Statements of a
Partnership.
<F2>This amount represents repurchases of units.
<F3>The Fund allocates additional units at the close of each fiscal period in order to maintain a $25,000 price per unit. This is the amount shown here as reinvested
<F4>These are not meaningful for the Partnership.
<F5>No amounts are shown here as they may be misleading.  The returns vary depending on when a partner invested.

